UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 31, 2012

Commission File Number:  00023017

Echo Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
41-1649949
(IRS Employer Identification No.)

8 Penn Center, 1628 JFK Blvd, Suite 300, Philadelphia, Pennsylvania 19103
(Address of principal executive offices)

215-717-4100
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2012, the Company and Platinum-Montaur Life Sciences, LLC, a Delaware limited liability company ("Montaur"), entered into a Loan Agreement (the "Loan Agreement") pursuant to which Montaur made a non-revolving draw credit facility (the "Credit Facility") available to the Company in an initial aggregate principal amount of $5,000,000 (the "Maximum Draw Amount"). Contemporaneously with the execution of the Loan Agreement, the Company delivered to Montaur a Promissory Note dated August 31, 2012 (the "Note"), with a maturity date of five years from the date of closing (the "Maturity Date"). The Company intends to use the proceeds from the Credit Facility for working capital purposes.

The Loan Agreement and Note provide that the Company may make an aggregate principal amount of draws which do not exceed the Maximum Draw Amount. The Company may not re-borrow the amount of any repaid draw. The Maximum Draw Amount available under the Credit Facility may increase in $3,000,000 increments, for a Maximum Draw Amount of no more than $20,000,000, upon the Company's achievement of certain clinical and regulatory milestones set forth in the Loan Agreement. Montaur is not required to fund any draws requested after December 31, 2014.

The principal balance of each draw will bear interest from the applicable draw date at a rate of 10% per annum, compounded monthly. The Company is required to make interest payments on the principal amount due in connection with each draw on the first business day of each month until the Maturity Date. The Company is also required to make a mandatory prepayment on each interest payment date of an amount equal to one-third of its total revenue for the then prior fiscal quarter, up to the maximum amount outstanding under the Note at that time. The Company is not, however, required to make such interest payment or mandatory prepayment if doing so would reduce the Company's cash and cash equivalents to less than $5,000,000. Any amounts not previously paid in full will be due and payable on the Maturity Date. The Company will have the right to permanently prepay any draw, in whole or in part, prior to the Maturity Date.

Events of default under the Note include: (1) the Company's failure to make a payment within five business days after it is due or payable; (2) a breach or notice of intent to breach by the Company of any material term, covenant or condition in the Note or in any of the transaction documents, and such breach is not cured within ten days after the Company was aware, or should have been aware, of such breach; (3) any representation or warranty made by the Company in the transaction documents is false or misleading in any material respect at the time it is made; (4) a bankruptcy of the Company (whether voluntary or involuntary) or general assignment for the benefit of its creditors; (5) the occurrence of any event which allows the acceleration of the maturity of indebtedness (except real property leases) in excess of the amount of $1,000,000 of the Company and/or any guarantor on an aggregate basis; (6) a Change of Control (as defined in the Loan Agreement) of the Company shall have occurred; or (7) the occurrence of any event or omission that could reasonably be expected to have a material adverse effect, provided that such event or omission is not remedied within 30 days. All amounts outstanding under the Note become due and payable upon the occurrence of an event of default. In addition, the Company has agreed to certain covenants, including a prohibition on its ability to incur future indebtedness (subject to certain exceptions) or make any dividend or payment to holders of its capital stock for so long as the Note remains outstanding.

The Company's subsidiary, Sontra Medical, Inc. ("Sontra"), agreed to guarantee the obligations of the Company under the Note pursuant to a guaranty agreement entered into on August 31, 2012 (the "Guaranty"). Additionally, the Note is secured by the Pledged Revenue (as defined in the Loan Agreement) of the Company and the Company's subsidiaries pursuant to a Security Agreement dated as of August 31, 2012 by and among the Company, Sontra and Montaur. Upon the earlier of the Maturity Date of the Note or an event of default, the Note shall be secured by substantially all of the assets of Sontra, the Company and its subsidiaries, which security interest shall not be effective until such event of default or maturity, pursuant to a Default Security Agreement dated August 31, 2012 by and among the Company, Sontra and Montaur. The Company also has agreed to pay all costs associated with registering the shares underlying the Warrants (should it choose to register such shares) and to indemnify Montaur from liability resulting from the registration of such shares (subject to certain standard exceptions) in accordance with a Registration Indemnity Agreement between the Company and Montaur.

Pursuant to the Loan Agreement, the Company issued Montaur a warrant to purchase 4,000,000 shares of its common stock, $0.01 par value (the "Common Stock"), with an exercise price of $2.00 per share and a term of five years (the "Commitment Warrant"). In addition, for each $1,000,000 of funds borrowed pursuant to the Credit Facility, the Company will issue Montaur a warrant to purchase 1,000,000 shares of Common Stock, with a term of five years and an exercise price equal to 150% of the market price of the Common Stock at the time of the draw, but in no event less than $2.00 or more than $4.00 per share (together with the Commitment Warrant, the "Warrants"). All of the warrants are immediately exercisable and will have a term of five years from the issue date. The exercise price of the Warrants is subject to adjustment for stock splits, combinations or similar events. An exercise under the Warrants may not result in the holder beneficially owning more than 4.99% or 9.99%, as applicable, of all of the Common Stock outstanding at the time; provided, however, that a holder may waive the 4.99% ownership limitation upon sixty-one (61) days' advance written notice to the Company.

Montaur will have no obligation to fund any draw upon the issuance by the Company of Common Stock and/or securities convertible into, exchangeable for, or exercisable for Common Stock at a price of less than $4.00 per share (a "Dilutive Issuance"), other than issuances of Common Stock, options to acquire Common Stock or similar equity incentive grants and awards to the Company's employees, directors and consultants pursuant to equity incentive plans approved by the shareholders of the Company. If the Company makes a Dilutive Issuance following Montaur's failure to fund a properly made draw request, then (i) Montaur's obligation to fund draw future requests shall continue and (ii) if Montaur fails to fund any draw hereunder in violation of the Loan Agreement (a "Failed Draw"), the Company may cancel that portion of the total shares underlying the Commitment Warrant that is proportional to the amount that the Failed Draw bears to the maximum aggregate amount of the Credit Facility ($20,000,000).

The offer, sale and issuance to Montaur of the Warrants and shares of Common Stock issuable upon the exercise of the Warrants have been made in reliance on the statutory exemption from registration in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), have not been registered under the Securities Act, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act, and applicable state securities laws. The Company is not required to register for resale under the Securities Act the Warrants or the Common Stock issuable upon the exercise of the Warrants.

The description of the material terms of the Loan Agreement, the Note, the Warrants, the Security Agreement, the Default Security Agreement, the Guaranty and the Registration Indemnity Agreement are qualified in their entirety by reference to the full text of Loan Agreement, the Note, the Warrants, the Security Agreement, the Default Security Agreement, the Guaranty and the Registration Indemnity Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. The Company's issuance of the Warrants pursuant to the Loan Agreement was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act. The Shares underlying the Warrants may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Echo Therapeutics, Inc.

Date:   September 7, 2012
By:	/s/ Patrick T. Mooney

Name: Patrick T. Mooney
Title: President and Chief Executive Officer